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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Century Business Services, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-35049, 333-74647 and 333-62148 on Form S-8; Nos. 333-64109, 333-76179 and
333-27825 on Form S-3; Nos. 333-15413, 333-46687, 333-90749 and 333-40331 on
Form S-3, as amended; and Nos. 333-40313 and 333-81039 on Form S-4, as amended, of Century Business Services, Inc. and subsidiaries (Company) of our reports dated March 15, 2005, with respect to the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of the Company.



/s/KPMG LLP
Cleveland, Ohio
March 15, 2005